AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2008

REGISTRATION NO. 333-83676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-1852179
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of Principal Executive Offices)	(Zip Code)

MANTECH INTERNATIONAL CORPORATION

MANTECH INTERNATIONAL 401(K) PLAN

(Full Title of the Plan)

George J. Pedersen Chief Executive Officer ManTech International Corporation 12015 Lee Jackson Highway Fairfax, VA 22033 (703) 218-6000	Copies to: Michael Putnam ManTech International Corporation 12015 Lee Jackson Highway Fairfax, VA 22033 (703) 218-6000

(Name and address of agent for service)

(703) 218-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

ManTech International Corporation (“ManTech”) registered 250,000 shares of its Class A Common Stock, par value $0.01 per share (the “Common Stock”), and an indeterminate amount of plan interests for sale under the ManTech International 401(k) Plan (the “Plan”), pursuant to the Registration Statement on Form S-8, File No. 333-83676, filed with the Securities and Exchange Commission on March 4, 2002. This Post-Effective Amendment No. 1 is being filed to deregister all plan interests and the remaining shares of Common Stock that have not yet been sold under the Plan.

Accordingly, ManTech hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-83676, all plan interests and the remaining shares of Common Stock that have not been and will not be sold under the Plan. ManTech also notes that there are not now and have never been any plan interests under the ManTech International Corporation Employee Stock Ownership Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ManTech International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on October 30, 2008.

MANTECH INTERNATIONAL CORPORATION

By:	/s/ George J. Pedersen
George J. Pedersen
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on October 30, 2008.

MANTECH INTERNATIONAL 401(K) PLAN

By:	/s/ Margarita Mentus
Margarita Mentus
Senior Vice President, Human Resources, ManTech International Corporation, as Plan Administrator

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT that the undersigned officers or directors of ManTech International Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint George J. Pedersen his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a Post-Effective Amendment with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the ManTech International 401(k) Plan, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 30, 2008.

Signature	Title

/s/ George J. Pedersen	Chairman of the Board of Directors and Chief Executive Officer
George J. Pedersen	(Principal Executive Officer)

/s/ Kevin M. Phillips	Chief Financial Officer
Kevin M. Phillips	(Principal Financial Officer)

/s/ John J. Fitzgerald	Controller
John J. Fitzgerald

/s/ Richard L. Armitage	Director
Richard L. Armitage

/s/ Mary K. Bush	Director
Mary K. Bush

/s/ Barry G. Campbell	Director
Barry G. Campbell

/s/ Robert A. Coleman	Director, President and Chief Operating Officer
Robert A. Coleman

/s/ Walter R. Fatzinger, Jr.	Director
Walter R. Fatzinger, Jr.

/s/ David E. Jeremiah	Director
David E. Jeremiah

/s/ Richard J. Kerr	Director
Richard J. Kerr

/s/ Kenneth A. Minihan	Director
Kenneth A. Minihan

/s/ Stephen W. Porter	Director
Stephen W. Porter